EXHIBIT 10.33

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED PURSUANT TO SUCH ACT OR UNLESS IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                               CADMUS CORPORATION

                                 PROMISSORY NOTE

                                                               December 28, 2000

            FOR VALUE RECEIVED, the undersigned, Cadmus Corporation, a Massachusetts corporation ("Payor"), hereby unconditionally promises to pay to ELXSI, a California corporation ("Payee"), on the first anniversary of the date hereof (the "Maturity Date"), the principal sum reflected on the books and records of Payee as having been advanced to Payor (and not repaid) from time to time, plus interest at the rate and on the date provided for herein; provided, however, that in no event shall the principal sum so advanced plus the interest accrued but unpaid hereunder exceed $10,000,000.

            This Promissory Note (this "Note") has been issued to evidence and set forth the terms of the loans and advances made from time to time (the "Loans") by Payee to Payor prior to the date hereof.

Section 1.  INTEREST, PAYMENTS AND PREPAYMENTS.

            1.1 The unpaid principal balance of this Note shall bear interest at a rate per annum equal to (i) the rate of interest per annum charged on the funds borrowed by the Payee (or its subsidiary) in order to make the Loans (including any refinancing, refunding or renewal of such borrowing) (the "Cost of Funds") PLUS (ii) two percent (2.0%). The interest rate payable hereunder shall change automatically on the effective date of any change in the Cost of Funds.

            1.2 All interest hereunder shall be due payable on the Maturity Date (or such earlier date as may otherwise be provided for herein).

            1.3 Payments and prepayments of principal and interest on this Note shall be made, at the option of Payor:

            (a) in lawful money of the United States of America by wire or bank transfer, or as otherwise designated by Payee, in immediately available funds to an account designated in writing by Payee;

            (b) by surrender of indebtedness of the Payee (other than the indebtedness hereunder) having an outstanding principal amount equal to the amount of the payment or prepayment then due;

            (c) by surrender of equity securities of the Payee with a value equal to the amount of the payment or prepayment then due;

            (d) by surrender of warrants of the Payee with a value equal to the amount of the payment or prepayment then due; or

            (e)  by any combination of the foregoing.

            1.4 In the event that a payment or prepayment under this Note is made, in whole or in part, in the manner set forth in Section 1.3(c) above, the value of the applicable equity securities shall be an amount equal to the product of: (A) the number of shares of such equity securities being surrendered for such payment or prepayment; and (B)(i) the average of the daily market prices of one shares of such equity security for the thirty (30) consecutive trading days preceding the date of such surrender or (ii) if such equity

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security is a preferred stock with no public trading market, the liquidation preference of each share of such equity security. In the event that a payment or prepayment under this Note is made, in whole or in part, in the manner set forth in Section 1.3(d) above, the value of the applicable warrants shall be an amount equal to the product of: (A) the number of such warrants being surrendered for such payment or prepayment; and (B) the difference between (i) the value of each share or other unit of the securities for which such warrants are exercisable, determined in the manner set forth above, and (ii) the exercise price per share or other unit of such warrants.

            1.5 If the date on which any payment is required to be made pursuant to the provisions of this Note occurs on a Saturday, Sunday or legal holiday observed in the State of New York, such payment shall be due and payable on the immediately succeeding date which is not a Saturday, Sunday or legal holiday so observed.

            1.6 The principal and interest on this Note may be voluntarily prepaid, in whole or in part, at any time and from time to time, provided that any principal amount so prepaid shall be accompanied by payment of the accrued but unpaid interest thereon. Prepayments shall be applied first to interest and second to principal.

            1.7 Nothing contained in this Note shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate legally enforceable. If the rate of interest called for under this Note at any time exceeds the maximum rate legally enforceable, or if any charges payable pursuant hereto are, according to applicable laws, construed to be interest which has the effect of causing the interest hereunder to exceed the maximum rate legally enforceable, the rate of interest and/or charges required to be paid hereunder shall be automatically reduced so that the interest hereunder does not exceed the maximum rate legally enforceable. If such interest rate and/or charges are so reduced and thereafter the maximum rate legally enforceable is increased, the rate of interest and/or fees required to be paid hereunder shall be automatically increased to the maximum rate legally enforceable, which in no event shall exceed the rate otherwise provided for in this Note.

Section 2.  EVENTS OF DEFAULT.

            In the event that:

            2.1 Payor defaults in making any payment required to be made under this Note; or

            2.2 Payor fails to pay any principal of or interest on any indebtedness for borrowed money, or any guarantee thereof, beyond the period of grace, if any, provided with respect thereto, or Payor defaults in the observance or performance of any other term, covenant, agreement, condition, undertaking or provision contained in any agreement or instrument evidencing or securing or related to any such indebtedness for borrowed money or guarantee, if the effect thereof is to cause, or permit the holder or holders thereof (or a trustee or trustees on behalf of such holder or holders) to cause, and such holder or holders have caused, such indebtedness for money borrowed or guarantee to become due prior to its stated maturity; provided that the aggregate amount of all indebtedness affected as aforesaid shall equal or exceed $10,000; or

            2.3  (i) Payor shall commence any case, proceeding or other action
(A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or shall make a formal or informal general assignment for the benefit of its creditors; or (ii) there shall be commenced against Payor any case, proceeding, or other action of a nature referred to in clause (i) above which
(A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or (iii) Payor takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
(i) or (ii) above; or (iv) Payor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

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then, upon the occurrence and during the continuance of any such event (an
"Event of Default"), Payee (unless there shall have occurred an Event of Default under Section 2.3, in which case the unpaid balance of this Note shall automatically become due and payable) may, by written notice to Payor, declare this Note due and payable, whereupon the same shall become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

Section 3.  MISCELLANEOUS.

            3.1 All notices, requests, demands or other communications to or upon Payor or Payee shall be deemed to have been given or made when deposited in the mails, postage prepaid, addressed to Payor at 3500 Rio Vista Avenue, Suite A, Orlando, Florida 32805, and to Payee at the same address. No other method of giving notice is hereby precluded.

            3.2 No failure or delay on the part of the Payee in exercising any right, power or privilege hereunder, and no course of dealing between Payor and Payee shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Payee would otherwise have. No notice to or demand on Payor in any case shall entitle the Payee to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Payee to take any other or further action in any circumstances without notice or demand.

            3.3 The Payor agrees to pay and save the Payee harmless against liability for the payment of all out-of-pocket expenses arising in connection with the enforcement of this Note, including without limitation the reasonable fees and expenses of counsel selected by the Payee.

            3.4 Upon receipt of evidence reasonably satisfactory to Payor of the loss, theft, destruction or mutilation of this Note and of a letter of indemnity reasonably satisfactory to Payor from the Payee, and upon reimbursement to Payor of all reasonable expenses incident thereto, and upon surrender or cancellation of this Note, if mutilated, Payor will make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.

            3.5 This Note shall be binding upon Payor and Payee and their respective successors and permitted assigns. This Note, and the rights and obligations hereunder, may not be assigned or delegated by Payee without the prior written consent of Payor or by Payor without the prior written consent of Payee.

            3.6 This Note shall be interpreted, construed and enforced in accordance with the laws of the State of New York.

                                      CADMUS CORPORATION



                                      By:
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                                         Name:
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